SUBSIDIARY GUARANTEE

      This First Supplemental Indenture, dated as of December 28, 2005 (this "Supplemental Indenture" or "Guarantee"), among GMR Conqueror LLC, GMR Defiance LLC, GMR Honour LLC, GMR Revenge LLC, GMR Strength LLC, GMR Newbuilding 1, LLC, GMR Newbuilding 2, LLC, GMR Newbuilding 3, LLC, GMR Newbuilding 4, LLC, General Maritime Management (Hellas) Ltd., General Maritime Management (UK) LLC, General Maritime Management (Portugal) LLC and General Maritime Management (Portugal) LDA (each a "Guarantor" and together the "Guarantors"), General Maritime Corporation (together with its successors and assigns, the "Company"), each other then existing Subsidiary Guarantor under the Indenture referred to below, and LaSalle Bank National Association, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

      WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 20, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $250,000,000 of 10% Senior Notes due 2013 of the Company (the "Securities");

      WHEREAS, Section 3.13 of the Indenture provides that unless such Subsidiary has previously issued a Subsidiary Guarantee which is then in full force and effect, the Company is required to cause each Restricted Subsidiary created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis; and

      WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                                   Definitions

      SECTION 1.1 Defined Terms. As used in this Subsidiary Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Securityholders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.


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                                   ARTICLE II

                        Agreement to be Bound; Guarantee

      SECTION 2.1 Agreement to be Bound. Each Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. Each Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

      SECTION 2.2 Guarantee. Each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to Article X of the Indenture on a senior basis.

                                        ARTICLE III

                                       Miscellaneous

      SECTION 3.1 Notices. All notices and other communications to each Guarantor shall be given as provided in the Indenture to such Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

      SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

      SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

      SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.



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      SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

      SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.


                            [signature page follows]









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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                    GMR CONQUEROR LLC
                                    GMR DEFIANCE LLC
                                    GMR HONOUR LLC
                                    GMR REVENGE LLC
                                    GMR STRENGTH LLC,
                                    each as a Subsidiary Guarantor



                                    By: /s/ John C. Georgiopoulos
                                        ----------------------------------
                                        Name: John C. Georgiopoulos
                                        Title: Manager


                                    GMR NEWBUILDING 1, LLC
                                    GMR NEWBUILDING 2, LLC
                                    GMR NEWBUILDING 3, LLC
                                    GMR NEWBUILDING 4, LLC,
                                    each as a Subsidiary Guarantor

                                    By: General Maritime Corporation,
                                    as Manager of GMR Newbuilding 1, LLC, GMR
                                    Newbuilding 2, LLC, Newbuilding 3, LLC and
                                    Newbuilding 4, LLC


                                    By: /s/ John C. Georgiopoulos
                                        -----------------------------------
                                        Name: John C. Georgiopoulos
                                        Title: Executive Vice President,
                                        Chief Administrative Officer,
                                        Treasurer and Secretary



                          First Supplemental Indenture


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                                    GENERAL MARITIME MANAGEMENT (HELLAS) LTD.,
                                    as a Subsidiary Guarantor



                                    By: /s/ Ioannis Papachristopoulos
                                        -----------------------------------
                                        Name: Ioannis Papachristopoulos
                                        Title: President

                                    GENERAL MARITIME MANAGEMENT (UK) LLC,
                                    as a Subsidiary Guarantor



                                    By: /s/ John C. Georgiopoulos
                                        -----------------------------------
                                        Name: John C. Georgiopoulos
                                        Title: Manager

                                    GENERAL MARITIME MANAGEMENT (PORTUGAL) LLC, as a Subsidiary Guarantor



                                    By: /s/ John C. Georgiopoulos
                                        -----------------------------------
                                        Name: John C. Georgiopoulos
                                        Title: Manager

                                    GENERAL MARITIME MANAGEMENT (PORTUGAL) LDA, as a Subsidiary Guarantor


                                    By: /s/ John N. Mortsakis
                                        -----------------------------------
                                        Name: John N. Mortsakis
                                        Title: Director

                                    Notice Address for each of the Subsidiary
                                    Guarantors:
                                    c/o General Maritime Corporation
                                    299 Park Avenue
                                    New York, New York 10171-0002
                                    Attention:  Chief Executive Officer



                          First Supplemental Indenture

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                                    LASALLE BANK NATIONAL ASSOCIATION, as the
                                    Trustee


                                    By: /s/ Gregory S. Clarke
                                        -----------------------------------
                                        Name: Gregory S. Clarke
                                        Title: Vice President


                                    GENERAL MARITIME CORPORATION, as the Company


                                    By: /s/ John C. Georgiopoulos
                                        -----------------------------------
                                        Name: John C. Georgiopoulos
                                        Title: Executive Vice President,
                                        Chief Administrative Officer,
                                        Treasurer and Secretary






                          First Supplemental Indenture


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                                    The Existing Subsidiary Guarantors:
                                    GENMAR TRADER LTD.
                                    GENMAR KENTUCKY LTD.
                                    GENMAR WEST VIRGINIA LTD.


                                    By: /s/ John N. Mortsakis
                                        -----------------------------------
                                        Name: John N. Mortsakis
                                        Title: Director











                          First Supplemental Indenture

                                    GMR ADMINISTRATION CORP.


                                    By: /s/ John C. Georgiopoulos
                                        -----------------------------------
                                        Name: John C. Georgiopoulos
                                        Title: Vice President & Secertary

                                    GENERAL MARITIME MANAGEMENT LLC


                                    By: /s/ John N. Mortsakis
                                        -----------------------------------
                                        Name: John N. Mortsakis
                                        Title: Manager

                                    GMR ARGUS LLC
                                    GMR ARISTON LLC
                                    GMR BALTIC LLC
                                    GMR CENTAUR LLC
                                    GMR CHALLENGER LLC
                                    GMR CHAMP LLC
                                    GMR ENDURANCE LLC
                                    GMR GULF LLC
                                    GMR HOPE LLC
                                    GMR HORN LLC
                                    GMR KESTREL LLC
                                    GMR LEONIDAS LLC
                                    GMR NESTOR LLC
                                    GMR OCEAN LLC
                                    GMR ORION LLC
                                    GMR PACIFIC LLC
                                    GMR PHOENIX LLC
                                    GMR PRINCESS LLC
                                    GMR PROGRESS LLC


                                First Supplemental Indenture


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                                    GMR PROMETHEUS LLC
                                    GMR SKY LLC
                                    GMR SPIRIT LLC
                                    GMR SPYRIDON LLC
                                    GMR STAR LLC
                                    GMR TRANSPORTER LLC
                                    GMR TRAVELLER LLC
                                    GMR TRUST LLC
                                    GMR TRADER (LIBERIA) LLC
                                    GMR AGAMEMNON LLC
                                    GMR AJAX, LLC
                                    GMR ALEXANDRA LLC
                                    GMR ALTA LLC
                                    GMR BOSS LLC
                                    GMR COMMANDER LLC
                                    GMR CONSTANTINE LLC
                                    GMR GABRIEL LLC
                                    GMR GEORGE LLC
                                    GMR HARRIET LLC
                                    GMR HECTOR LLC
                                    GMR MACEDON LLC
                                    GMR MALTA LLC
                                    GMR MINOTAUR LLC
                                    GMR PERICLES LLC
                                    GMR SPARTIATE LLC
                                    GMR SUN LLC
                                    GMR ZOE LLC


                                    By: /s/ John C. Georgiopoulos
                                        -----------------------------------
                                        Name: John C. Georgiopoulos
                                        Title: Manager of each


                          First Supplemental Indenture